SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 20, 2015

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01                   Regulation FD Disclosure

On October 20, 2015, Zynerba Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the initiation of a Phase 1 clinical trial for its ZYN002 cannabidiol gel.  A copy of this press release is attached hereto as Exhibit 99.1.

Attached as Exhibit 99.2 and furnished for purposes of Regulation FD is a presentation the Company will use at the Bio Investor Forum on October 20, 2015, at 8:30 a.m. PT, and may use from time to time in other presentations or discussions with investors, analysts and other parties.  A live webcast of the presentation may be accessed through the following link http://www.veracast.com/webcasts/bio/investorforum2015/86102126746.cfm or via the Company’s website (www.zynerba.com) by selecting “Investor Relations” then “News and Events” followed by “Webcast.”

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits

(d)         Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 20, 2015.
99.2	Zynerba Pharmaceuticals, Inc. Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNERBA PHARMACEUTICALS, INC.

Date: October 20, 2015	By:	/s/ Suzanne Hanlon
		Name:	Suzanne Hanlon
		Title:	Secretary, General Counsel and Vice President, Human Resources

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 20, 2015.
99.2	Zynerba Pharmaceuticals, Inc. Presentation.